SEVENTH AMENDMENT TO
RESTATED AND AMENDED PURCHASE AGREEMENT

This Seventh Amendment and Assignment to Restated and Amended Purchase Agreement ("Seventh Amendment") is effective as of the /9th/ of May, 2006, between MILLWORKS TOWN CENTER, LLC, an Ohio limited liability company ("Purchaser"), and THE KIRK & BLUM MANUFACTURING COMPANY, an Ohio corporation ("Seller").

WITNESSETH:

WHEREAS, Seller and Trademark Property Company entered into that certain Restated and Amended Purchase Agreement dated June 20, 2005, as amended by that certain First Amendment to Restated and Amended Purchase Agreement dated July 15, 2005 and the Second Amendment to Restated and Amended Purchase Agreement dated September 14, 2005; Seller, Trademark Property Company and Purchaser entered into the Third Amendment and Assignment to Restated and Amended Purchase Agreement dated October 20, 2005; Seller and Purchaser entered into the Fourth Amendment to Restated and Amended Purchase Agreement dated December 29, 2005; Seller and Purchaser entered into the Fifth Amendment to Restated and Amended Purchase Agreement dated March 1, 2006; and Seller and Purchaser entered into the Sixth Amendment to Restated and Amended Purchase Agreement dated April 21, 2006 (as amended, the "Agreement"), covering the sale of two (2) separate parcels of land, as more particularly described therein (unless otherwise defined herein, all defined terms in this Seventh Amendment will have the same meaning as in the Agreement); and

WHEREAS, Purchaser and Seller have previously agreed that the Closing of Parcel A was extended to occur on or before May 15, 2006;

NOW, THEREFORE, for good and valuable consideration -- which the parties acknowledge receiving -- Seller and Purchaser hereby agree as follows:

    Closing of Parcel A is extended until on or before May 29, 2006, notwithstanding anything in the Agreement to the contrary.

    Purchaser may extend Closing of Parcel A until on or before June 12, 2006 by delivering to Seller a nonrefundable, but fully applicable to the purchase price, payment of Two Hundred Thousand Dollars ($200,000.00) on or before May 26, 2006 (the "First Delayed Closing Fee"). Purchaser may further extend Closing of Parcel A until on or before June 30, 2006 by delivering to Seller an additional nonrefundable, but fully applicable to the purchase price, payment of Two Hundred Fifty Thousand Dollars ($250,000.00) on or before June 12, 2006 (the "Second Delayed Closing Fee").

Except as specifically modified by the terms of this Seventh Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect and unmodified and are hereby ratified by the parties.

This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which -- when taken together -- will constitute one (1) document. Facsimile signatures will be treated as original signatures for all purposes hereunder.

(signature blocks on following page)

EFFECTIVE as of the day and year first above written.

PURCHASER: MILLWORKS TOWN CENTER, LLC,

an Ohio limited liability company

By: /s/Kent Arnold

Name: /Kent Arnold/

Its: /Managing Member/

SELLER: THE KIRK & BLUM MANUFACTURING COMPANY,

an Ohio corporation

By: /s/Dennis W. Blazer

Name: /Dennis W. Blazer/

Its: /Treasurer/